EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-4 of our reports dated February 28, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in Hexcel Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Stamford, Connecticut
March 4, 2003